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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-46484) of our reports dated April 11, 2000 relating to the financial statements and financial statement schedule, which appear in Accrue Software, Inc.'s Annual Report on Form 10-K/A for the year ended March 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Jose, California


November 20, 2000